Exhibit 99.1

Crown Laboratories Announces Completion of Acquisition of Revance Therapeutics

The business combination reinforces Crown’s position as a leading, innovative, high-growth aesthetics and skincare company

Johnson City, Tenn. – February 6, 2025 — Crown Laboratories, Inc. (“Crown”), a privately held, global innovative leader in the skincare industry, today announced the successful closing of its acquisition of Revance Therapeutics, Inc. (“Revance”) (NASDAQ: RVNC), a biotechnology company aimed at setting the new standard in healthcare with innovative aesthetic and therapeutic offerings.

The Offer and the Merger

Crown’s tender offer to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share (each, a “Share”) of Revance at a purchase price of $3.65 per Share, net to the stockholder in cash, without interest and less any applicable tax withholding (the “Offer”), expired as scheduled at one minute past 11:59 p.m., Eastern Time, on February 4, 2025, and was not further extended (such date and time, the “Expiration Time”). Crown previously announced that Computershare Trust Company, N.A., the depositary and paying agent for the tender offer, advised Crown that, as of the Expiration Time, 86,197,893 Shares were validly tendered and not properly withdrawn in the Offer, representing approximately 82.0% of the issued and outstanding Shares as of the Expiration Time. In accordance with the terms of the Offer, Crown and its affiliate, Reba Merger Sub, Inc. (“Merger Sub”), accepted for payment all such Shares that were validly tendered and not properly withdrawn pursuant to the Offer. Following completion of the Offer, Crown completed the acquisition of Revance through the previously-planned and announced second-step merger. Revance’s common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended.

Advisors

Leerink Partners and PJT Partners served as financial advisors to Crown; Kirkland & Ellis LLP and Lowenstein Sandler LLP served as legal advisors to Crown.

About Crown

Crown, a privately held, fully integrated global skincare company, is committed to developing and providing a diverse portfolio of aesthetic, premium and therapeutic skincare products that improve the quality of life for its consumers throughout their skincare journey. An innovative company focused on skin science for life, Crown’s unyielding pursuit of delivering therapeutic excellence and enhanced patient outcomes is why it has become a leader in Dermatology and Aesthetics. Crown has been listed on the Inc. 5000 Fastest Growing Privately Held Companies List for eleven years and has expanded its distribution to over 50 countries. For more information, visit www.crownlaboratories.com.

The “Crown” logo, PanOxyl and Blue Lizard are registered trademarks of Crown Laboratories, Inc. SkinPen and StriVectin are registered trademarks of Bellus Medical, LLC and StriVectin Operating Company, Inc., respectively.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements.” The use of words such as “anticipates,” “hopes,” “may,” “should,” “intends,” “projects,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. These forward-looking statements include, among others, statements relating to Revance’s and Crown’s future financial performance, business prospects and strategy, expectations with respect to the integration following the merger, including the timing thereof and Revance’s and Crown’s ability to successfully complete such transactions and realize the anticipated benefits. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others, difficulties or unanticipated expenses in connection with integrating the parties’ operations, products and employees and the possibility that anticipated synergies and other anticipated benefits of the transaction will not be realized in the amounts expected, within the expected timeframe or at all, the effect of the merger on Revance’s and Crown’s business relationships (including, without limitations, partners and customers), and other circumstances beyond Revance’s and Crown’s control. You should not place undue reliance on these forward-looking statements. All forward-looking statements in this communication are based on information available as of the date of this communication, and except as required by law, neither Revance nor Crown undertakes any duty to update forward-looking statements to reflect events after the date of this press release.

# # #

Contacts

Media:

Alecia Pulman

ICR

Crown@icrinc.com